                                                                    EXHIBIT 10.1


                             CONTRIBUTION AGREEMENT

                            dated as of June 2, 1997

                                      among

                          A Kansas Limited partnership

                                 as Contributor,


                       INNKEEPERS USA LIMITED PARTNERSHIP,
                         a Virginia limited partnership,

                                  as Acquiror,

                                       and


                              INNKEEPERS USA TRUST,
                    a Maryland real estate investment trust,



                             in connection with the


                           [SUMMERFIELD] SUITES HOTEL
              -------------
                              --------------------

                                TABLE OF CONTENTS
                                -----------------

1. DEFINITIONS; RULES OF CONSTRUCTION.............................................................................5
         1.1. Definitions.........................................................................................5
         1.2. Rules of Construction..............................................................................13
2. CONTRIBUTION AND ACQUISITION;PAYMENT OF CONTRIBUTION CONSIDERATION............................................13
         2.1. Contribution and Acquisition.......................................................................14
         2.2. Study Period.......................................................................................14
         2.3. Payment of Contribution Consideration..............................................................16
         2.4. Allocation of Contribution Consideration...........................................................17
         2.5. Determination of Number of Common Partnership Units................................................18
         2.6. Authorization and Reservation of Common Shares.....................................................18
         2.7. Contingent Consideration...........................................................................18
3. CONTRIBUTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.......................................................19
         3.1. Organization and Power.............................................................................19
         3.2. Authorization and Execution........................................................................19
         3.3. Noncontravention...................................................................................20
         3.4. No Special Taxes...................................................................................20
         3.5. Compliance with Existing Laws......................................................................20
         3.6. Operating Agreements...............................................................................21
         3.7. Warranties and Guaranties..........................................................................21
         3.8. Insurance..........................................................................................22
         3.9. Condemnation Proceedings; Roadways.................................................................22
         3.10. Litigation........................................................................................22
         3.11. Labor Disputes and Agreements.....................................................................23
         3.12. Financial Information.............................................................................23
         3.13. Organizational Documents..........................................................................24
         3.14. Operation of Property.............................................................................24
         3.15. Personal Property.................................................................................24
         3.16. Bankruptcy........................................................................................24
         3.17. Title to Property.................................................................................24
         3.18. Zoning............................................................................................25
         3.19. Historical Districts..............................................................................25
         3.20. Brokerage Commission..............................................................................25
         3.21. Hazardous Substances..............................................................................25
         3.22. Room Furnishings..................................................................................26
         3.23. Franchisor........................................................................................26
         3.24. Liquor License....................................................................................26
         3.25. Independent Audit.................................................................................26
         3.26. Sufficiency of Certain Items......................................................................27
         3.27. Additional Representations and Warranties.........................................................27
         3.28. Securities Matters................................................................................28
         3.29. Taxes.............................................................................................28
         3.30. No Misrepresentations.............................................................................29
         3.31. Tax Opinion Representations.......................................................................29
         3.32. Mortgage Documents................................................................................30

         3.33. Updating of Representations and Warranties........................................................31
         3.34. Bulk Sales Compliance.............................................................................31
4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR AND REIT................................................32
         4.1. Organization and Power.............................................................................32
         4.2. Authorization and Execution........................................................................32
         4.3. Noncontravention...................................................................................33
         4.4. Compliance with Existing Laws......................................................................33
         4.5. Litigation.........................................................................................34
         4.6. Labor Disputes and Agreements......................................................................34
         4.7. Financial Statements...............................................................................35
         4.8. Title to Properties................................................................................35
         4.9. Zoning.............................................................................................35
         4.10. Insurance.........................................................................................35
         4.11. Personal Property.................................................................................36
         4.12. Bankruptcy........................................................................................36
         4.13. Brokerage Commission..............................................................................36
         4.14. Hazardous Substances..............................................................................36
         4.15. Capitalization....................................................................................37
         4.16. Organizational Documents..........................................................................37
         4.17. Options, Warrants, and Other Rights...............................................................37
         4.18. Taxes.............................................................................................38
         4.19. No Misrepresentations.............................................................................38
         4.20. Leases............................................................................................38
         4.21. Common Shares and Redemption Shares...............................................................39
         4.22. Tax Consequences to Contributor and its Partners..................................................39
         4.23. Updating of Representations and Warranties........................................................39
5. CONDITIONS AND ADDITIONAL COVENANTS...........................................................................40
         5.1. Acquiror's Obligations.............................................................................40
         5.2. Contributor's Obligations..........................................................................42
6. CLOSING.......................................................................................................44
         6.1. Closing............................................................................................44
         6.2. Contributor's Deliveries...........................................................................44
         6.3. Acquiror's Deliveries..............................................................................46
         6.4. Closing Costs......................................................................................47
         6.5. Income and Expense Allocations.....................................................................48
7. POST CLOSING COVENANTS........................................................................................49
         7.1. Taxable Sale of Real Property......................................................................49
         7.2. [Intentionally Omitted]............................................................................50
         7.3. [Intentionally Omitted]............................................................................50
         7.4. Tax Elections......................................................................................50
         7.5. Re-election of Board Member........................................................................50
         7.6. Timely Filing of SEC Filings.......................................................................50
         7.7. Book Capital Accounts..............................................................................50
         7.8. Release of Mortgage Note...........................................................................50
         7.9. Common Partnership Units...........................................................................51
         7.10. Contributor's Financing...........................................................................51

         7.11. Liquor License....................................................................................52
8. CONDEMNATION; RISK OF LOSS....................................................................................53
         8.1. Condemnation.......................................................................................53
         8.2. Risk of Loss.......................................................................................53
9. LIABILITY OF ACQUIROR; INDEMNIFICATION; TERMINATION RIGHTS....................................................53
         9.1. Liability of Acquiror..............................................................................53
         9.2. Indemnification by Contributor.....................................................................53
         9.3. General Indemnification by Acquiror................................................................54
         9.4. Tax Indemnification by Acquiror....................................................................55
         9.5. Termination by Acquiror............................................................................56
         9.6. Termination by Contributor.........................................................................58
10. MISCELLANEOUS PROVISIONS.....................................................................................59
         10.1. Completeness; Modification........................................................................59
         10.2. Assignments; Taking Title.........................................................................59
         10.3. Successors and Assigns............................................................................60
         10.4. Days..............................................................................................60
         10.5. Governing Law.....................................................................................60
         10.6. Counterparts......................................................................................60
         10.7. Severability......................................................................................61
         10.8. Notices...........................................................................................61
         10.9. Incorporation by Reference........................................................................62
         10.10. Survival.........................................................................................62
         10.11. Further Assurances...............................................................................63
         10.12. Time of Essence..................................................................................63
         10.13. Confidentiality..................................................................................63

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A                      -    Land

Exhibit B                      -    Operating Agreements

Exhibit C                      -    Contributor's Organizational Documents

Exhibit D                      -    Mortgage

[FOR TINTON FALLS - Exhibit D-1 -   Other Mortgage Documents]

Exhibit E                      -    Mortgage Note

Exhibit F                      -    Permitted Exceptions

Exhibit G                      -    Percentage Rent Provisions

Schedule 2.3(b)                -    Capital Leases

Schedule 3.2                   -    Contribution Consents

Schedule 3.6                   -    Operating Agreements Not Freely
                                    Terminable.

                             CONTRIBUTION AGREEMENT


      THIS CONTRIBUTION AGREEMENT, dated as of the 2nd day of June, 1997, among _________________________________________, a Kansas limited partnership (the
"Contributor"), INNKEEPERS USA LIMITED PARTNERSHIP, a Virginia limited partnership (the "Acquiror"), and INNKEEPERS USA TRUST, a Maryland Real Estate Investment Trust ("REIT") (REIT and Acquiror, collectively, "Innkeepers"), provides:

1.    DEFINITIONS; RULES OF CONSTRUCTION

      1.1.  Definitions.

            The following terms shall have the indicated meanings:

            "Acquiror's Break-Up Fee" shall have the meaning set forth in
Section 9.5.

            "Acquiror's Out-of-Pocket Costs" shall have the meaning set forth in
Section 9.5.

            "Acquiror's Knowledge" shall mean the actual knowledge of Jeffrey H. Fisher, Frederic Shaw, David Bulger, Mark Murphy and John Langley.

            "Acquiror's Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of the Acquiror in the form of Item 1 to the Master Addendum.

            "Acquiror Material Adverse Effect" shall have the meaning set forth in Section 4.1.

            "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

            "Affiliate" shall mean, with respect to any person or entity, any individual, corporation, general or limited partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity, or any government, agency or political subdivision thereof (each such entity, a "person") that, directly or indirectly, controls or is controlled by or is under common control with such person or entity, any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person or entity, or any officer, director, employee, partner or trustee of such person or entity or any person controlling, controlled by or under common control with such person or entity (excluding trustees and persons serving in similar capacities who are not otherwise and Affiliate of such person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, through the ownership of voting securities, partnership interests or other equity interests.

            "Approved Investors" shall mean the Contributor and the partners of the Contributor who meet the "Accredited Investor" qualifications set forth in Rule 501(a) of Regulation D of the Securities Act, and who have provided the Representation Letter in the Study Period.

            "Assignment and Assumption Agreements" shall mean one or more assignment and assumption agreements whereby the Contributor assigns all of the Contributor's right, title and interest in and to the Intangible Personal Property, to the extent assignable to the Acquiror (or its designee) or the Lessee.

            "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

            "Bill of Sale [Inventory]" shall mean that certain bill of sale conveying title to the Inventory to the Lessee.

            "Bill of Sale [Personal Property]" shall mean that certain bill of sale conveying title to the Tangible Personal Property and Intangible Personal Property to the Acquiror.

            "Capital Leases" shall have the meaning set forth in Section 2.3(b).

            "Closing" shall mean the Closing of the contribution of the Property pursuant to this Agreement.

            "Closing Date" shall mean the date on which the Closing occurs.

            "Closing Documents" shall mean the documents required to be delivered on the Closing Date by Acquiror pursuant to Section 6.3 and the Contributor pursuant to Section 6.2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended. References to particular sections or provisions of the Code shall include any successor sections or provisions.

            "Common Partnership Units" shall mean common units of limited partnership interest in the Acquiror.

            "Contributor's Break-Up Fee" shall have the meaning set forth in
Section 9.6.

            "Contribution Consideration" shall mean $_______________, payable in the manner described in Article II.

            "Contributor's Financial Information" shall mean the financial information delivered by Contributor to Acquiror consisting of the Property income statements and Property balance sheets for the years ended the Friday closest to December 31, 1993-1996, and for each four-week period ending on a Friday in 1997 to date.

            "Contributor's Knowledge" shall mean the actual knowledge of Rolf E. Ruhfus, B. Anthony Isaac, Roy R. Baker and, after inquiry of the Manager's Regional Manager, General Manager and Director of Sales for the Hotel, Edmund J. Socha.

            "Contributor Material Adverse Effect" shall have the meaning ascribed to that term in Section 3.1.

            "Contributor's Organizational Documents" shall mean the current partnership agreement of the Contributor, as set forth on EXHIBIT C, and the certificate of limited partnership of the Contributor.

            "Contributor's Out-of-Pocket Costs" shall have the meaning set forth in Section 9.6.

            "Deed" shall mean that certain deed conveying title to the Real Property with limited warranty from the Contributor to the Acquiror, subject only to Permitted Title Exceptions. The description of the Land in the Deed shall be by courses and distances and, if there is a discrepancy between the description of the Land attached hereto as EXHIBIT A and the description of the Land as shown on the Survey, the description of the Land in the Deed shall be identical to the description shown on the Survey.

            "Escrow Agent" shall mean Tri-State Commercial Closings, Inc.

            "Final Determination" shall have the meaning ascribed to that term in Section 9.4(a).

            "First Closing" shall mean the first closing of the contribution of a hotel to occur pursuant to this Agreement or any Other Contribution Agreement.

            "FIRPTA Certificate" shall mean the affidavit of the Contributor under Section 1445 of the Code certifying that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the regulations thereunder), in form and substance satisfactory to the Acquiror.

            "Franchise Agreement" shall mean that certain agreement and license to operate the Property as a [Summerfield] Suites Hotel, to be executed by the Franchisor and the Lessee effective on the Closing Date, which is substantially in the form of Item 8 of the Master Addendum.

            "Franchisor Comfort Letter" shall mean the letter agreement to be executed by Franchisor and the Acquiror effective on the Closing Date, which is in the form of Item 11 of the Master Addendum.

            "Franchisor" shall mean Summerfield Suites Management Company, L.P., the issuer of the franchise to be owned by the Lessee.

            "GAAP" shall mean generally accepted accounting principles consistently applied as promulgated by the Financial Accounting Standards Board.

            [Intentionally Omitted]


            "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Property, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any governmental agency, or (3) a basis for liability of the owner of the Property to any governmental agency or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos.

            "Hotel" shall mean the ___-suite hotel and related amenities located on the Land.

            "Improvements" shall mean the Hotel and all other buildings, improvements, fixtures and other items of real estate located on the Land.

            "Indemnifiable Claim" shall have the meaning ascribed to that term in Section 9.4(a).

            "Indemnitees" shall have the meaning ascribed to that term in
Section 9.4(a).

            "Innkeepers Financial Statements" shall mean the consolidated financial statements of Innkeepers for the calendar years ended December 31, 1995 and 1996, and for the quarterly period ended March 31, 1997 and such other financial statements delivered after the date hereof as provided in Section 4.7 hereof. "Innkeepers Hotel Properties" shall mean the hotels owned by the REIT or any partnership in which the REIT or any wholly-owned subsidiary is the general partner and which are leased to an Innkeepers Lessee.

            "Innkeepers Lease" shall mean a lease between the Acquiror or an affiliated partnership and an Innkeepers Lessee with respect to the operation of Innkeepers Hotel Properties.

            "Innkeepers Lessee" shall mean each of JF Hotel, Inc., JF Hotel II, Inc., JF Hotel III, Inc., JF Hotel IV, Inc. and JF Hotel V, Inc., each of which is a Virginia corporation.

            "Innkeepers Property Owning Partnerships" shall mean any limited partnership of which, as of the date hereof, either the Acquiror, the REIT or a wholly-owned subsidiary of the REIT is the general partner.

            "Insurance Policies" shall mean all policies of insurance relating to the Property, or any portion thereof.

            "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Contributor and used in connection with the ownership of the Property, including, without limitation, the right to use the trade name ["Summerfield Suites",] the Authorizations, general intangibles, business records relating to the Property, plans and specifications, surveys and title insurance policies pertaining to the Real Property and the Personal Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, excluding (a) any of the aforesaid rights the Acquiror elects not to acquire, (b) the Contributor's replacement reserves, and (c) deposits, working capital, marketable securities, escrows, prepaid items, the Contributor's cash on hand, in bank accounts and invested with financial institutions.

            "Interested Party" shall have the meaning ascribed to that term in
Section 9.4(c).

            "Inventory" shall mean all "inventories" including all inventories of merchandise and inventories of supplies (as such terms are used in the Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., as the same may be revised) and similar consumable supplies and any property of the type described in Section 1221(1) of the Codes.

            "IRS" shall mean the Internal Revenue Service.

            "JF Hotel Financial Statements" shall mean the combined financial statements of the Innkeepers Lessees for the calendar years 1995 and 1996, and for the quarterly period ended March 31, 1997 and such other financial statements delivered after the date hereof as provided in Section 4.7 hereof.

            "Land" shall mean that certain parcel of real estate lying and being in _____________________, as more particularly described on EXHIBIT A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Contributor therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

            "Lease Master Agreement" shall mean the contract between the Lessee and the Partnership in the form of Item 6 of the Master Addendum.

            "Lessee's Assignment and Assumption Agreements" shall mean that certain assignment and assumption agreement whereby the Contributor assigns to the Lessee and the Lessee assumes the Operating Agreements.

            "Lessee Bill of Sale [Personal Property]" shall mean that certain bill of sale conveying to the Lessee title to certain Personal Property, as contemplated by the Percentage Lease, and Authorizations related to the operation and use of the Property.

            "Lessee" shall mean Summerfield Suites Lease Company, L.P.

            "Manager" shall mean Summerfield Suites Management Company, L.P.

            "Management Agreement" shall mean the contract for the management of the Property to be executed effective on the Closing Date between the Lessee and the Manager, substantially in the form of Item 9 of the Master Addendum; provided, that such contract will (i) contain such changes as are necessary to reflect the fact that the Acquiror will not be privity with the Manager and (ii) will comply with the requirements set forth in the Lease.

            "Master Addendum" shall mean the Master Addendum, dated as of the date hereof, executed by the Summerfield Affiliated Partnerships and the Acquiror, which is incorporated herein by reference and made a part of this Agreement, which addendum contains documents that have also been incorporated as part of the Other Contribution Agreements.

            [FOR TINTON FALLS ONLY - "Monthly Financing Spread" shall mean, with respect to any calendar month (or any partial calendar month) during the Spread Calculation Period, the product of (i) the outstanding principal amount of the Mortgage Note as of the first day of the calendar month (or partial calendar month) multiplied by (ii) the excess of (A) the effective interest rate (A.P.R.) on the Mortgage Note expressed as a monthly rate (prorated to reflect any partial calendar month) over (B) the interest rate Acquiror is able to obtain from the lender that is financing its acquisition of the Property, also expressed as a monthly rate (prorated to reflect any partial calendar month).]

            "Mortgage" shall mean that certain Deed of Trust, dated ____________________, 19__, by the Contributor to [Bank], recorded on [Register No./Book and Page] of the [Clerk] of [locality]. A complete and correct copy of the Mortgage is attached hereto as EXHIBIT D.

            "Mortgage Documents" shall mean collectively the Mortgage Note, the Mortgage and [FOR TINTON FALLS - the other documents set forth in D-1.] all other documents executed or delivered in connection therewith, including all modifications thereto.

            "Mortgage Note" shall mean that certain Promissory Note, dated ________________, 19__, in the original principal sum of $_____________ made by the Contributor and payable to the order of [Bank]. A true and complete copy of the Mortgage Note is attached hereto as EXHIBIT E. The outstanding principal balance of the Mortgage Note, as of the date hereof, is approximately, and in any event not greater than $______________.

            "Mortgagee" shall mean the holder of the Mortgage Note.

            "Operating Agreements" shall mean the management agreements, service contracts, leases and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Property, excluding the Franchise Agreement. All of the Operating Agreements in force and effect as of the date hereof are listed on EXHIBIT B attached hereto.

            "Other Contribution Agreements" shall mean the ten (10) other Contribution Agreements, each between Acquiror and a Summerfield Affiliated Partnership, and dated the date hereof, for the contribution by each respective "Contributor" (as defined in each respective Other Contribution Agreement) to the Acquiror of a Summerfield Suites hotel, a Sierra Suites hotel or a Sunrise Suites hotel.

            "Owner's Title Policy" shall mean an owner's policy of title insurance issued to the Acquiror by the Title Company, pursuant to which the Title Company insures the Acquiror's ownership of fee simple title to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure the Acquiror in the amount of the Contribution Consideration and shall be acceptable in form and substance to the Acquiror. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.

            "Pay-Off Letters" shall mean (a) pay-off letters for the Mortgage executed on behalf of the Mortgagee, in a form sufficient for the Title Company to insure title to the Property as of the Closing Date, without taking exception for the Mortgages, and (b) pay-off letters for the Capital Lease executed by or on behalf of the lessors thereunder, in a form reasonably satisfactory to the Acquiror.

            "Percentage Lease" shall mean the percentage lease agreement to be entered into by the Acquiror and the Lessee at Closing with respect to the Hotel and the hotels acquired pursuant to the Other Contribution Agreements, the form of which is attached to the Master Addendum as Item 5; specific rent provisions to be included in the Percentage Lease for the Property are attached as EXHIBIT G.

            "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are set forth on EXHIBIT F.

            "Permitted Transferees" shall have the meaning set forth in Section 7.1.

            "Personal Property" shall mean the Tangible Personal Property (other than Tangible Personal Property leased pursuant to operating [as opposed to capital] leases and set forth on SCHEDULE 3.6) and the Intangible Personal Property.

            "Property" shall mean collectively the Real Property, the Inventory, the Tangible Personal Property (other than Tangible Personal Property leased pursuant to operating [as opposed to capital] leases) and the Intangible Personal Property.

            "Real Property" shall mean the Land and the Improvements.

            "Redemption and Registration Rights Agreement" shall mean the Redemption and Registration Rights Agreement in the form of Item 2 to the Master Addendum which provides the Contributor and the Approved Investors with certain redemption and registration rights.

            "Redemption Shares" shall mean all of the shares of the REIT which are to be issued to a Unit Holder upon conversion of Common Partnership Units into REIT Shares pursuant to the Redemption and Registration Rights Agreement.

            "REIT" shall mean Innkeepers USA Trust, a Maryland real estate investment trust.

            "REIT Shares" shall mean common shares of beneficial interest of the REIT, par value $0.01 per share.

            "Representation Letter" shall mean a representation letter in the form of Item 3 of the Master Addendum.

            [Intentionally Omitted.]

            "SEC" shall mean the Securities and Exchange Commission.

            "SEC Filings" shall mean all filings made with the SEC by the REIT from and after the initial Registration Statement filed in connection with its initial public offering to the Closing Date.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            [Intentionally Omitted]

            [FOR TINTON FALLS - "Spread Calculation Period" shall mean the period beginning on the Closing Date and ending on the date that the Mortgage
Note is first permitted to be repaid in full without penalty.]

            "Study Period" shall mean the period commencing at 9:00 a.m. on the date hereof, and continuing through 5:00 p.m. E.D.T. on June 2, 1997.

            "Summerfield Affiliated Partnerships" shall mean the ten (10) partnerships which own and are contributing to the Acquiror pursuant to this Agreement and the Other Contribution Agreements, ten (10) hotels: Addison Summerfield Associates, L.P., Atlanta Cumberland Sierra Associates, L.P., Atlanta Perimeter Sierra Associates, L.P., Belmont Summerfield Associates, L.P., El Segundo Summerfield Associates, L.P., Las Colinas Summerfield Associates, L.P., Mount Laurel Summerfield Associates, L.P., Phoenix Camelback Sierra Associates, L.P., Tinton Falls Hotel Associates, L.P., and West Hollywood Summerfield Associates, L.P.

            "Survey" shall mean the survey prepared pursuant to Section 5.1(d).

            "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures and equipment situated on, attached to, or used in the operation of the Hotel (excluding all Franchisor signage used thereon), and all furniture, furnishings, equipment, machinery, and other personal property of every kind located on or used in the operation of the Hotel and owned by the Contributor; provided, however, that the Acquiror agrees that all Inventory and certain Personal Property designated on the Lessee Bill of Sale [Personal Property]shall be conveyed to Lessee or its designee.

            "Title Commitment" shall mean the commitment by the Title Company to issue the Owner's Title Policy.

            "Title Company" shall mean Tri-State Commercial Closings, Inc., insuring through Commonwealth Title Insurance Company.

            "Transfer" for purposes of Section 3.31 only, shall have the meaning ascribed to that term in Section 3.31(b).

            "Unit Holder" shall mean a person holding Common Partnership Units which were issued in connection with this transaction to the Contributor, its partners, or a permitted transferee of such person.

            "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property as a hotel.

            "Voting Agreement" means the agreement relating to voting of Common Partnership Units and Redemption Shares in the form of the agreement attached as
Item 10 of the Master Addendum.

            [FOR TINTON FALLS ONLY - "Yield Maintenance Adjustment" shall mean the sum of the present values, calculated with a 10.25% annual discount rate, as of the Closing Date of the Monthly Financing Spreads for each calendar month (including any partial calendar month) during the Spread Calculation Period.]

    1.2     Rules of Construction.

            The following rules shall apply to the construction and interpretation of this Agreement:

            (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

            (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

            (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

2.   CONTRIBUTION AND ACQUISITION;PAYMENT OF CONTRIBUTION CONSIDERATION

      2.1. Contribution and Acquisition.

            The Contributor agrees to contribute and the Acquiror agrees to acquire the Property for the Contribution Consideration and in accordance with the other terms and conditions set forth herein.

      2.2. Study Period.

            (a) The Acquiror shall have the right, until the end of the Study Period (and thereafter if the Acquiror does not notify the Contributor that the Acquiror has elected to terminate this Agreement in the manner described below) to enter upon the Real Property during normal business hours with reasonable notice and Contributor's permission, which permission shall not be unreasonably withheld, conditioned or delayed, and to perform, at the Acquiror's expense, such economic, surveying, engineering, environmental, topographic and marketing tests, studies and investigations as the Acquiror may deem appropriate.

            (b) If such tests, studies, investigations and audits reveal (i) material structural or environmental problems, or (ii) material discrepancies in the financial statements, the Acquiror may elect not to proceed to Closing and shall so notify the Contributor prior to the expiration of the Study Period. If the Acquiror notifies the Contributor, in writing prior to the expiration of the Study Period that it has determined not to proceed to Closing for one or more of the reasons set forth in this Section 2.2(b), this Agreement automatically shall terminate and the Acquiror and the Contributor shall be released from any further liability or obligation under this Agreement; provided, however, that if the Acquiror determines not to proceed to Closing because of a material structural problem, the Acquiror shall provide the Contributor, contemporaneously with the foregoing notice, with the written report from a structural engineer describing the structural problem and the Contributor shall have the right to cure such structural problem to the satisfaction of Acquiror within thirty (30) days of its receipt of such report, and the Closing shall be extended to the last day of the Hotel accounting period immediately after the date of Closing set forth in Section 6.1, as such date may have otherwise been extended.

            (c) If such tests, studies and investigations do not warrant, in the Acquiror's sole, absolute and unreviewable discretion, the acquisition of the Property for any reason not set forth in
Section 2.2(b) or 2.2(f), the Acquiror may elect not to proceed to Closing and shall so notify the Contributor prior to the expiration of the Study Period. If the Acquiror notifies the Contributor, in writing, prior to the expiration of the Study Period that it has determined not to proceed to Closing pursuant to this Section 2.2(c), this Agreement and each of the Other Contribution Agreements shall automatically terminate and the Acquiror shall be released from all further liability and obligations, if any, under this Agreement and the Other Contribution Agreements.

            (d) During the Study Period, the Contributor shall make available to the Acquiror, its agents, auditors, engineers, attorneys and other designees, for inspection, copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, as-built plans and specifications, certificates of occupancy, liquor licenses, historical and budgeted financial information, auditors' opinions and reports, auditor's "management letters", correspondence and other related materials or information if any, relating to the Property which are in, or come into, the Contributor's possession or control.

            (e) The Acquiror shall indemnify and defend the Contributor against any costs, loss, damage, claim, or expense (including reasonable costs and attorneys fees) arising from entry upon the Real Property by the Acquiror or any agents, contractors or employees of the Acquiror. The indemnity contained in this Section 2.2(e) shall not be subject to the survival limitation set forth in
Section 10.10(b)(i) nor shall the indemnity be subject to the $500,000 floor set forth in Section 9.3.

            (f) During the Study Period, the Acquiror, at its expense, shall cause an examination of title to the Property to be made and shall promptly order the Title Commitment and the Survey, and, prior to the expiration of the Study Period, shall notify the Contributor of any defects in title (other than Permitted Title Exceptions) shown by such examination that the Acquiror is unwilling to accept. Within seven (7) business days after such notification, the Contributor shall notify the Acquiror whether the Contributor is willing to attempt to cure such defects. If the Contributor is willing to attempt to cure such defects, the Contributor shall act promptly and diligently to cure such defects at its expense, and, in any event, shall cure such defects prior to Closing. If such defects consist of deeds of trust, mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, the Contributor shall pay and discharge (and the Escrow Agent is authorized to pay and discharge at Closing) such defects at Closing. If the Contributor is unwilling or unable to cure any other such defects by Closing, the Acquiror shall elect (1) to waive such defects and proceed to Closing without any abatement in the Contribution Consideration or (2) to terminate this Agreement and receive a full refund of the Deposit. The Contributor shall not, after the date of this Agreement, knowingly subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without the Acquiror's prior written consent. All title matters revealed by the Acquiror's title examination and not objected to by the Acquiror as provided above shall be deemed Permitted Title Exceptions. If Acquiror shall fail to examine title and notify the Contributor of any such title objections by the end of the Study Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions.

            (g) The Contributor shall have the right, until the end of the Study Period, to terminate this Agreement and all (but not fewer than all) Other Contribution Agreements, if the REIT's closing share price on any day in the Study Period is less than $12.00 by delivery to Acquiror of written notice within the earlier of (i) five (5) days after such date or (ii) the end of the Study Period. If the Acquiror terminates this Agreement and the Other Contribution Agreements pursuant to this Section 2.2(g), the Acquiror and the Contributor shall be released from all liability and obligations under this Agreement and the Other Contribution Agreements.

      2.3. Payment of Contribution Consideration.

            The Contribution Consideration shall be paid to the Contributor in the following manner:

            (a) The Acquiror shall take the Property subject to existing indebtedness evidenced by the Mortgage and Mortgage Note and the Acquiror shall receive a credit against the Contribution

Consideration in an amount equal to the principal balance of the Mortgage Note which the Mortgage secures, plus all accrued interest to the Closing Date plus any prepayment premium and any other charges incurred by the Acquiror and required by the Mortgagee in connection with the transactions contemplated by this Agreement. [FOR TINTON FALLS - The Acquiror also shall receive a credit against the Contribution Consideration in an amount equal to the Yield Maintenance Adjustment. In addition, the Acquiror shall be charged and the Contributor shall be paid for the amount of the sums being held in escrow by the Mortgagee (as confirmed by the Mortgagee) and being assigned and transferred to the Acquiror.]

            (b) The Acquiror shall assume the lease or leases ("Capital Leases") identified on SCHEDULE 2.3(B) and shall receive a credit against the Contribution Consideration in an amount equal to the amount required to completely satisfy its obligations thereunder, including but not limited to any accrued or future rental payments, pre-payment, early payment, re-marketing or similar fees, purchase price amounts, and any other incidental charges incurred by Acquiror and required by the lessor under the Capital Lease in connection with the transactions contemplated by this Agreement.

            (c) The Acquiror shall pay the balance of the Contribution Consideration (i) $______________ in the form of Common Partnership Units, all as more particularly described in Section 2.5, and (ii) the balance in cash, to be delivered by wire transfer to an account designated in writing by Contributor. Upon receipt of the Common Partnership Units, the Contributor shall become a limited partner of the Acquiror and shall execute the Acquiror's Partnership Agreement.

            The parties agree that, to the extent that the Contributor receives Common Partnership Units, the transfer of the Property to the Acquiror shall be treated for federal income tax purposes as a contribution of the Property in exchange for a partnership interest in the Acquiror that qualifies as a tax-free contribution under the Code.

      2.4. Allocation of Contribution Consideration.

            Prior to Closing, the parties shall use good faith efforts to agree upon the amounts of Contribution Consideration to be allocated at Closing to the Tangible Personal Property, to the Land and to the Improvements. The Acquiror and the Contributor agree to use such allocation of Contribution Consideration to complete IRS Form 8594, if such form is required to be filed by the Acquiror and the Contributor.

      2.5. Determination of Number of Common Partnership Units.

            For purposes of determining the number of Common Partnership Units to be delivered by the Acquiror at the Closing, each Common Partnership Unit shall be deemed to have a value equal to $15.00. The Contributor shall receive certificates at the Closing representing the number of Common Partnership Units. The certificates evidencing the Common Partnership Units will bear appropriate legends indicating (a) that the Common Partnership Units have not been registered under the Securities Act, and (b) that the Acquiror's Partnership Agreement restricts the transfer of Common Partnership Units and (c) that the Common Partnership Units shall be voted in accordance with the terms of the Voting Agreement. The holders of Common Partnership Units shall be redeemable for cash or REIT Shares and shall have such other characteristics all as more fully described in the Acquiror's Partnership Agreement.

      2.6. Authorization and Reservation of Common Shares.

            The REIT shall at all times take all such action as may be required to authorize and reserve for issuance all of the Redemption Shares and shall take all such action as may be required to issue and deliver the Redemption Shares to the Acquiror at such time or times and in such manner as may be reasonably required in order for the Acquiror to deliver the Redemption Shares to the Contributor, its partners and their permitted transferees, as provided in the Acquiror's Partnership Agreement and the Redemption and Registration Rights Agreement.

      2.7. Contingent Consideration

            [FOR SIERRA HOTELS ONLY] In addition to the Contribution Consideration, if Acquiror receives a Return on Investment of more than $__________, Acquiror shall distribute to Contributor an amount of Common Partnership Units with a value equal to the Distributable Amount ("Distributable Contingent Units") (based on a deemed value of $15.00 per unit) promptly after the end of the Determination Period. In addition, Acquiror shall pay to Contributor at the time it distributes the

Distributable Contingent Units to Contributor Acquiror shall pay Contributor an amount equal to all dividends that would have accrued on the Distributable Contingent Units if they had been distributed to Contributor on the Closing Date, plus interest from the dates such dividends would have been distributed at the rate of [5%]. The deemed value of Distributable Contingent Units shall be allocated in the manner described in Section 2.4. The term "Determination Period shall mean the thirteen (13) consecutive four-week accounting periods ending on the Friday closest to June 30, 1998. The term Return on Investment shall mean
(i) the total rent payable to Acquiror under the Percentage Lease and attributable to the Property during the Determination Period, with such amount being calculated with references only to the percentage rent formula based on room revenues set forth in the Percentage Lease, and excluding cure and similar payments, if any, minus (ii) real estate taxes and personal property taxes payable by Acquiror for the Property that are attributable to the Determination Period. The term "Distributable Amount" shall mean an amount equal to (i) the amount by which the Return on Investment exceeds $__________ divided by (ii)
 .12.

3.    CONTRIBUTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      To induce the Acquiror to enter into this Agreement and to purchase the Property, the Contributor hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Contributor acknowledges and agrees that the Acquiror is entitled to rely and has relied.

      3.1. Organization and Power.

            The Contributor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Kansas and has all requisite powers and all governmental licenses, authorizations, consents and approvals, except where the failure to have such governmental licenses, authorizations, consents and approvals would not have a material adverse affect on the business or financial condition of Contributor (a "Contributor Material Adverse Effect") to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Contributor hereunder.

      3.2. Authorization and Execution.

            This Agreement has been duly authorized by all necessary action on the part of the Contributor, has been duly executed and delivered by the Contributor, constitutes the valid and binding agreement of the Contributor and is enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. There is no other person or entity (other than the Mortgagee) who has an ownership interest in the Property or whose consent is required in connection with the Contributor's performance of its obligations hereunder, other than such consents as have been obtained or as set forth on SCHEDULE 3.2.

      3.3. Noncontravention.

            The execution and delivery of, and the performance by the Contributor of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, the Contributor's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Contributor, other than the Mortgage Documents, or result in the creation of any lien or other encumbrance on any asset of Contributor. There are no outstanding agreements (written or oral) pursuant to which the Contributor (or any predecessor to or representative of the Contributor) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof.

      3.4. No Special Taxes.

            The Contributor has no knowledge of, nor has either received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property which are not reflected on the Title Commitment.

      3.5. Compliance with Existing Laws.

            The Contributor possesses all Authorizations, except where the failure to have such Authorizations would not have a Contributor Material Adverse Effect, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated in any material respect. The Contributor has neither misrepresented nor failed to disclose any material relevant fact in obtaining all Authorizations, and to Contributor's Knowledge there has been no change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. The Contributor has no knowledge, nor has Contributor received notice within the past eighteen months (or since commencement of development or the date of acquisition of the Facility if such development commenced or acquisition occurred within the past eighteen months), nor to Contributor's Knowledge has Contributor received notice within the past three years (or since commencement of development or the date of acquisition of the Property if such development commenced within the past three years) of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof, except such violations as have been cured to the satisfaction of the relevant authority.

      3.6. Operating Agreements.

            Other than the existing management agreement for the Hotel and the agreements listed on SCHEDULE 3.6, each of the Operating Agreements may be terminated upon not more than 30 days' prior written notice and without the payment of any penalty, fee, premium or other amount. To Contributor's Knowledge, Contributor has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a material default under any of the Operating Agreements. Without limiting the foregoing, the Contributor has performed all of its obligations under the existing management agreement for the Hotel and no fact or circumstance has occurred which, by itself and or with the passage of time or the giving of notice or both, would constitute a material default under the management agreement.

      3.7. Warranties and Guaranties.

            The Contributor shall not before or after Closing, release or modify any warranties or guarantees, if any, of contractors, builders, architects, manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of the Acquiror.

      3.8. Insurance.

            All of the Contributor's insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Contributor on or before the due date therefor. Prior to Closing, the Contributor shall pay all premiums then-due on, and shall not cancel or voluntarily allow to expire, any of the Contributor's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

      3.9. Condemnation Proceedings; Roadways.

            The Contributor has received no notice of any condemnation or eminent domain proceeding pending or, to the Contributor's Knowledge threatened against the Property or any part thereof. To Contributor's Knowledge, there has been no material change or proposed material change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

      3.10. Litigation.

            There is no action, suit or proceeding pending or known to be threatened against or affecting the Contributor in any court, before any arbitrator or before or by any governmental agency which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other material agreement or instrument to which the Contributor is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Contributor,
(c) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, or (e) could otherwise materially adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      3.11. Labor Disputes and Agreements.

            The Contributor currently has no employees and has never had any hotel employees. There are no labor disputes pending or, to Contributor's Knowledge, threatened as to the operation or maintenance of the Property or any part thereof. No labor disputes are pending or threatened as to the operation or maintenance of the Property or any part thereof. Neither Summerfield Hotel Corporation nor the Manager is a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Acquiror shall not have any liability under any pension or profit sharing plan that the Manager may have established with respect to the Property or their or its employees.

      3.12. Financial Information.

            All of Contributor's Financial Information previously delivered to Acquiror is correct and complete in all material respects, was prepared in accordance with GAAP consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those notes included in the most recent year-end financial statements). The financial information presents accurately the results of the operations of the Property for the periods indicated. If requested by Acquiror, Contributor will forward promptly all four-week period-ending financial information that it prepares or receives regarding, in whole or in part, the Property. Since the date of the last financial statement included in the Contributor's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Property.

            Between the date of the latest financial information provided to Acquiror before the end of the Study Period and Closing there will be no material changes in the financial condition of the Contributor other than changes made in the usual and ordinary conduct of the business of the Contributor, none of which has been or will be materially adverse and all of which have been or will be recorded in its books of account.

      3.13. Organizational Documents.

            The Contributor's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

      3.14. Operation of Property.

            The Contributor covenants that between the date hereof and the date of Closing it will, or will cause the existing Manager of the Hotel to, (a) operate the Property only in the usual, regular and ordinary manner consistent with prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with suppliers and others having business dealings with it.

      3.15. Personal Property.

            Subject only to the Permitted Title Exceptions, the Mortgage and the Capital Lease, all of the Personal Property being conveyed by the Contributor to the Acquiror will be free and clear of all liens and encumbrances on the Closing Date and the Contributor has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

      3.16. Bankruptcy.

            No Act of Bankruptcy has occurred with respect to the Contributor or the general partner(s) of the Contributor.

      3.17. Title to Property.

            Except for Permitted Title Exceptions, the Capital Lease and as set forth on SCHEDULE 3.6, the Contributor is the sole owner of good and marketable fee simple title to the Tangible Personal Property free and clear of all liens, leases (capital or otherwise), encumbrances, restrictions, conditions, and agreements. The Contributor shall not take any action from the date hereof and through and including the Closing Date that would adversely affect the status of title to the Real Property. The Contributor has a title insurance policy insuring its fee simple title to the Real Property.

      3.18. Zoning.

            To Contributor's Knowledge, the current use and occupancy of the Property for hotel purposes are permitted as a matter of right as a principal use under all laws applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent.

      3.19. Historical Districts.

            Neither the Property, nor any portion thereof, is (a) listed, or eligible to be listed, in any national, state or local register of historic places or areas, or (b) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules or laws other than those specified under local zoning ordinances.

      3.20. Brokerage Commission.

            Other than Montgomery Securities, the Contributor has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein. The Contributor shall pay any such fee, commission or other amount if it becomes due prior to, at, or after Closing and shall indemnify and hold Acquiror harmless for any such fee, commission or other amount.

      3.21. Hazardous Substances.

            To Contributor's Knowledge: there are no (a) Hazardous Substances on the Property, or any portion thereof, or, (b) spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property, or any portion thereof, or (c) PCB transformers serving, or stored on, the Property, or any portion thereof, and to Contributor's Knowledge, Contributor and the current manager have complied with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances.

      3.22. Room Furnishings.

            All public spaces, lobbies, meeting rooms, and each room in the Hotel available for guest rental is furnished in accordance with Franchisor's standards for the Hotel and room type.

      3.23. Franchisor.

            The existing agreement from the Franchisor is, and at Closing will be, valid and in full force and effect, and Contributor is not and will not be in default with respect thereto (with or without the giving of any required notice and/or lapse of time).

      3.24. Liquor License.

            ________________ currently possesses and, will immediately after Closing, possess a liquor license for the Hotel which authorizes the distribution of the liquor products served at the Hotel. The liquor license is valid and in full force and effect, and no provision, condition or limitation of the liquor license has been breached or violated in any material respect. ____________ has neither misrepresented nor failed to disclose any material relevant fact in obtaining the liquor license and there has been no change in the circumstances under which the liquor license was obtained that could result in its termination, suspension, modification or limitation.

      3.25. Independent Audit.

            Contributor shall provide access by Acquiror's representatives to Contributor's auditors and to all financial and other information relating to the Property in its possession, in each case as would be reasonably required to evaluate and/or prepare audited financial statements in conformity with Regulation S-X of the SEC and to prepare a registration statement, report or disclosure statement for filing with the SEC. Contributor shall, if requested, provide to Acquiror's representatives a signed representation letter for use in rendering an opinion on the financial statements related to the Property. Contributor shall, if requested, authorize and direct Contributor's auditors, at Acquiror's expense, to cooperate with REIT and Acquiror in providing to them reports and consents relating to financial statements prepared or to be prepared by such auditors relating to the Property and included in whole or part in SEC filings, including but not limited to registration statements.

      3.26. Sufficiency of Certain Items.

            To Contributor's Knowledge, the Property contains not less than:

            (a) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

            (b) a sufficient amount of towels, washcloths and bed linens, so that there are at least two and one-half sets of towels, washcloths and linens for each guest room, together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

      3.27. Additional Representations and Warranties.

            (a) A true and correct schedule of the legal names, identities and current ownership percentages of the owners of the Contributor on the date hereof are set forth on an exhibit to the Contributor's Partnership Agreement included in Contributor's Organizational Documents. There are no outstanding options, warrants or other rights to acquire any equity interest in the Contributor. The Contributor will not issue any equity interest, or any option, warrant or other right to acquire any equity interest, in the Contributor prior to the Closing Date and will not, without the consent of the Acquiror, which consent shall not be unreasonably withheld, permit any partner to sell, assign, transfer or convey or otherwise attempt to dispose of any portion of his or her interest in the Contributor, as applicable. The

Contributor will, prior to the Closing Date, cause its partners to complete, sign and deliver to Acquiror a Representation Letter; and

            (b) Contributor understands that the Common Partnership Units have not been registered under state or federal securities laws and that the Redemption Shares issuable upon the redemption of the Common Partnership Units shall not have been registered under state or federal securities laws and neither the Common Partnership Units nor the Redemption Shares may be sold or transferred except according to the terms of this Agreement, the Acquiror's Partnership Agreement or the Redemption and Registration Rights Agreement, and in any event pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.

      3.28. Securities Matters.

            Contributor represents and warrants that (i) Contributor and each Approved Investor is an "accredited investor" as defined under Regulation D under the Securities Act, and (ii) Contributor and each Approved Investor will complete, execute and deliver the Representation Letter on or before the Closing.

      3.29 Taxes.

            (a) The Contributor has filed all income tax information returns on IRS Form 1065 (including K-1s for each partner) and applicable state tax forms required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns are required to be filed and where the failure to file such return or report would subject any of them to any material liability or penalty. All income taxes imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by Contributor to have been paid in full or adequately provided for by reserves shown in their records and books of account and in the Contributor's Financial Information. Contributor has not obtained or received any extension of time for the assessment of deficiencies for any years. To Contributor's Knowledge no unassessed tax deficiency is proposed or threatened against it.

            (b) Other than with respect to the subject matter of the opinion delivered pursuant to Section 6.3(f), the Contributor represents and warrants that it has obtained, and has advised each of its partners to obtain, from its own counsel advice regarding the tax consequences of becoming a partner in the Acquiror.

            (c) To Contributor's Knowledge, all sales taxes, hotel accommodation taxes or the equivalent, and all interest and penalties due thereon, required to be paid or collected by Contributor or the existing manager in connection with the operation of the Property as of the Closing Date will have been collected and/or paid to the appropriate governmental authorities, as required. Contributor shall be responsible for paying, or for causing the existing manager to pay, all of such taxes, and all interest and penalties due thereon, due and owing up until the day of Closing. Contributor shall file, or cause the existing manager to file, all necessary returns and petitions and request any statutory audits under state law, so as to release Acquiror and its Affiliates to the maximum extent practicable, but without depositing any collateral with any governmental agency, from any transferee liability with respect to such taxes.

      3.30. No Misrepresentations.

            Neither this Agreement nor the Contributor's Financial Information delivered to Acquiror pursuant to or in connection with this Agreement and the transactions contemplated hereby, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      3.31. Tax Opinion Representations.

            For purposes of the tax opinion described in Section 6.3(f) hereof, Contributor represents, warrants, and covenants that:

            (a) The Contributor at all times has been and is classified as a partnership for federal income tax purposes;

            (b) The Acquiror will assume, or take the Property subject to, only liabilities that fall into one of the following four categories (for this purpose, treating any refinancing as a continuation of the original debt to the extent that the net proceeds of the refinancing are used to repay the original debt): (i) debt that is more than two years old and has encumbered the Property throughout such two-year period; (ii) debt that has not been outstanding for more than two years, but that was incurred to purchase, or is properly allocable to capital expenditures with respect to, the Property;
(iii) a trade payable or other similar obligation incurred in the ordinary course of the Contributor's trade or business (regardless of how long such payable or obligation has been outstanding); or (iv) debt incurred within two years prior to the transfer of the Property from the Contributor to the Acquiror (the "Transfer") that has been secured by the Property since the debt's incurrence and that was not incurred in anticipation of such Transfer.

            (c) During the two-year period immediately preceding the Transfer, the total amount of the distributions of available cash flow (including available cash flow from a prior year that was retained by the Contributor) made by the Contributor to each partner of the Contributor for each year did not exceed the product of the Contributor's net cash flow from operations for the year multiplied by such partner's percentage interest in overall profits of the Contributor for that year. [For purposes of this representation, the term "available cash flow" shall not include (i) proceeds of any obligations of the Contributor that are described in Section 3.31(b)(iv) hereof or (ii) capital contributed to the Contributor by the partners of the Contributor that, at the time of such contribution, was reasonable required for construction of the Hotel, but that was later determined not to be required for construction of the Hotel.]

            (d) As of the Closing Date, the Contributor does not have the current intention of redeeming, selling or otherwise disposing of any of its Common Partnership Units in a taxable transaction within the two-year period immediately following the Transfer [FOR TINTON FALLS, EL SEGUNDO AND ADDISON - Except to the extent the same will be used to pay accrued incentive management fees (the "Management Fee Units"), -- FOR ATLANTA PERIMETER - Except to the extent the same will be used to pay accrued base management fees the "Management Fee Units"].

      3.23. Mortgage Documents.

            The Mortgage Documents are complete, are in full force and effect and have not been modified or supplemented, except as otherwise disclosed, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default under any of the Mortgage Documents. The Contributor has not been advised nor has Contributor received any notice asserting that a default exists under any of the Mortgage Documents. The Contributor shall not amend or supplement the Mortgage Documents in whole or in part. The Contributor shall pay or make, as and when due and payable, all payments of principal, interest and other amounts required to be paid or made under the Mortgage Documents. The Contributor shall obtain Pay-Off Letters from each of the Mortgagees at least three days prior to the Closing Date.

      3.33. Updating of Representations and Warranties.

            Between the date hereof and the Closing Date, Contributor will promptly disclose to Acquiror in writing any information of which it has actual knowledge (a) concerning any event that would render any representation or warranty of Contributor hereunder untrue if made as to the date of such event,
(b) which renders any information set forth in the Agreement no longer correct in all material respects, or (c) which arises after the date hereof and which would have been required to be included in the Agreement if such information had existed on the date hereof.

      3.34. Bulk Sales Compliance.

            Contributor shall indemnify Acquiror from and against any and all claims, losses or liabilities arising under any applicable bulk sales law in connection with the transactions contemplated herein.

            Each of the representations, warranties and covenants contained in this Article III and its various subparagraphs are intended for the benefit of the Acquiror and may be waived in whole or in part, by the Acquiror, but only by an instrument in writing signed by the Acquiror. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby, for the period specified in Section 10.10 and no investigation, audit, inspection, review or the like conducted by or on behalf of the Acquiror shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Acquiror has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Acquiror to execute this Agreement and to close the transaction contemplated hereby and to pay the Contribution Consideration to the Contributor.


4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR AND REIT

      To induce the Contributor to enter into this Agreement and to contribute the Property, the Acquiror and the REIT, jointly and severally hereby make the following representations, warranties and covenants, upon each of which Innkeepers acknowledges and agrees that the Contributor is entitled to rely and has relied:

      4.1   Organization and Power.

            (a) The Acquiror is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all partnership powers and all governmental licenses, authorizations, consents and approvals, except where the failure to have such governmental licenses, authorizations, consents and approvals would not have a material adverse affect on the business or financial condition of Acquiror (an "Acquiror Material Adverse Effect"), to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Acquiror hereunder.

            (b) The REIT is a Maryland real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all trust powers and all material governmental licenses, authorizations, consents and approvals, except where the failure to have such governmental licenses, authorizations, consents and approvals would not have an Acquiror Material Adverse Effect, to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the REIT hereunder.

      4.2.  Authorization and Execution.

            This Agreement constitutes the valid and binding obligation of Acquiror and the REIT, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement, the Closing Documents, and the transactions contemplated by all such agreements have been duly authorized by the respective boards of trustees/directors of the REIT and the general partner of the Acquiror.

      4.3.  Noncontravention.

            (a) The execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Acquiror's Partnership Agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon the Acquiror or result in the creation of any lien or other encumbrance on any asset of the Acquiror. The Acquiror is not in violation of the Acquiror's Partnership Agreement or in material default with respect to any material agreements.

            (b) The execution and delivery of this Agreement and the performance by the REIT of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the REIT's declaration of trust or any agreement, judgment, injunction, order, decree or other instrument binding upon the REIT or result in the creation of any lien or other encumbrance on any asset of the REIT. The REIT is not in violation of its declaration of trust or in material default with respect to any material agreements.

      4.4.  Compliance with Existing Laws.

            Innkeepers Property Owning Partnerships and Innkeepers Lessees possess all Authorizations, except where the failure to possess such Authorizations would not constitute an Acquiror Material Adverse Effect, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated in any material respect. Innkeepers Property Owning Partnerships and Innkeepers

Lessees have not misrepresented or failed to disclose any material relevant fact in obtaining all Authorizations, and to Acquiror's Knowledge, there have been no changes in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. To Acquiror's Knowledge, Innkeepers Property Owning Partnerships and Innkeepers Lessees are not in violation of any existing or threatened material violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of Innkeepers Hotel Properties or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

      4.5.  Litigation.

            There is no action, suit or proceeding, pending or known to be threatened, against or affecting REIT, Innkeepers Property Owning Partnerships or Innkeepers Lessees in any court or before any arbitrator or before any governmental agency which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other material agreement or instrument to which Innkeepers is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the REIT, Innkeepers Property Owning Partnerships or Innkeepers Lessees, (c) could materially and adversely affect the ability of any of them to perform its respective obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on any of their assets, any part thereof or any interest therein, or (e) could otherwise materially adversely affect any of their assets, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      4.6.  Labor Disputes and Agreements.

            None of REIT, Innkeepers Property Owning Partnership or Innkeepers Lessee has any labor disputes pending or to Acquiror's Knowledge threatened as to the operation or maintenance of the Innkeepers Hotel Properties. None of REIT,

Innkeepers Property Owning Partnership or Innkeepers Lessee is a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Innkeepers Hotel Properties.

      4.7.  Financial Statements.

            The REIT or Innkeepers Lessee has previously provided Contributor with the Innkeepers Financial Statements and JF Hotel Financial Statements, all of which are true and complete in all material respects and have been prepared in accordance with GAAP consistently followed throughout the periods indicated, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which if presented would not differ materially from those included in the most recent year-end financial statements). There have been, and prior to the Closing Date there will be, no material changes in the financial condition of the REIT, or Acquiror other than changes made in the usual and ordinary conduct of the businesses of the REIT, and Acquiror, none of which has been or will be materially adverse and all of which have been or will be recorded in their respective books of account.

      4.8.  Title to Properties.

            The Innkeepers Property Owning Partnerships have title insurance policies insuring their fee simple title or leasehold interest, as the case may be, to all lands and buildings described in the REIT's 1996 Form 10-K and 1996 Annual Report to Shareholders, or otherwise disclosed in its most recent Financial Statements as being owned by it.

      4.9.  Zoning.

            To Acquiror's Knowledge, the current use and occupancy of the Innkeepers Hotel Properties for hotel and restaurant purposes are permitted as a matter of right as a principal use under all laws applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent.

      4.10. Insurance.

            All of the Innkeepers Property Owning Partnerships' insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Innkeepers Property Owning Partnerships on or before the due date therefor. Prior to Closing, the Innkeepers Property Owning Partnerships shall pay all premiums then-due on, and shall not cancel or voluntarily allow to expire, any of the Innkeepers Property Owning Partnerships' insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

      4.11. Personal Property.

            Except as disclosed in the Innkeepers Financial Statements and the JF Financial Statements, an Innkeepers Property Owning Partnership or an Innkeepers Lessee has good and marketable title to all of the machinery, equipment, materials, supplies, and other property of every kind, tangible or intangible, shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges.

      4.12. Bankruptcy.

            No Act of Bankruptcy has occurred with respect to Innkeepers.

      4.13. Brokerage Commission.

            Neither REIT nor Acquiror has engaged the services of, nor are either of them or will either of them become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

      4.14. Hazardous Substances.

            To Acquiror's Knowledge, there are no (a) Hazardous Substances on the Innkeepers Properties, or any portion thereof, or (b) spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any Innkeepers Properties, or any portion thereof, or (c) PCB transformers serving, or stored on, any Innkeepers Properties, or any portion thereof, and to Acquiror's Knowledge

Acquiror has complied with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances.

      4.15. Capitalization.

            (a) The REIT is authorized to issue 100,000,000 voting common shares, par value $0.01 per share, of which 22,323,108 shares are validly issued and outstanding, and 20,000,000 preferred shares, par value $0.01 per share, none of which are outstanding.

            (b) On the date hereof, there are 1,236,186 Common Partnership Units and 4,063,329 preferred units of limited partnership interest issued and outstanding. The general partner of Acquiror is Innkeepers Financial Corporation, a Virginia corporation, which owns an approximately 80.8% interest in Acquiror.

            (c) Except as contemplated by this Agreement (including the transactions described in Section 4.17 below), Acquiror will not issue or agree to issue any additional units of limited partnership interest prior to Closing.

      4.16. Organizational Documents.

            True and correct copies of the current declaration of trust and bylaws of the REIT and the certificate of limited partnership of the Acquiror, with all amendments thereto, are set forth as Item 4 of the Master Addendum.

      4.17. Options, Warrants, and Other Rights.

            Neither the REIT, nor the Acquiror has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock or equity interest of any class and neither of them has agreed to issue or sell any additional equity interests except, with respect to Acquiror, the agreements with the Summerfield Affiliated Partnerships and except as described in the REIT's 1996 Annual Report or Form 10-K filed with the SEC, or any Form 10-Qs filed in the period after the filing of the 1996 10-K and the date of this Agreement, or as may be granted under the REIT's share incentive plans.

         4.18. Taxes.

                  (a) Innkeepers and Innkeepers Lessee have filed all tax returns on IRS Form 1120-REIT and applicable state tax forms required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns are required to be filed and where the failure to file such return or report would subject any of them to any material liability or penalty. All taxes imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by any of them have been paid in full or adequately provided for by reserves shown in their records and books of account and in the Financial Statements or JF Hotel Financial Statements. Innkeepers and Innkeepers Lessees have not obtained or received any extension of time for the assessment of deficiencies for any years. To Acquiror's Knowledge, no unassessed tax deficiency is proposed or threatened against any of them.

                  (b) The REIT is properly taxed as a real estate investment trust and no act or event has occurred which may adversely affect its tax classification as a REIT.

         4.19. No Misrepresentations.

                  Neither this Agreement, the Innkeepers Financial Statements, JF Hotel Financial Statements, nor any of the SEC filings, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.20. Leases.

                  Each Innkeepers Hotel Lease is in full force and effect, valid and enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally and (b) as may be limited in the jurisdiction were the relevant Innkeepers Hotel Property is located if such limitation would not deprive the relevant Innkeepers Property Owning Partnership, in total, of the principal benefits contemplated by the Innkeepers Lease, and are not in default. No event or occurrence exists which with notice or the passage of time, or both, would constitute an event of default thereunder. The Innkeepers Leases will not adversely affect the tax qualification of the REIT as a real estate investment trust for federal income tax purposes.

         4.21. Common Shares and Redemption Shares.

                  (a) All of the issued and outstanding shares of the REIT have been duly authorized, validly issued, and are fully paid and non-assessable, with no preemptive rights.

                  (b) All of the Redemption Shares, when issued pursuant to the Redemption and Registration Rights Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

         4.22. Tax Consequences to Contributor and its Partners.

                  (a) To the extent that the Contributor receives Common Partnership Units (as opposed to cash consideration) in connection with the transfer of the Property to the Acquiror, the Contributor will not recognize taxable gain or loss as a result of such transfer pursuant to the Code except to the extent Acquiror pays Contributor's transaction costs pursuant to this Agreement. FOR TINTON FALLS, EL SEGUNDO, ADDISON AND ATLANTA PERIMETER, and except with respect to the Management Units.

                  (b) [Intentionally Omitted]

         4.23. Updating of Representations and Warranties.

                  Between the date hereof and the Closing Date, Acquiror and REIT will promptly disclose to Contributor in writing any information of which either of them has actual knowledge (a) concerning any event that would render any representation or warranty of any of them untrue if made as to the date of such event, (b) which renders any information set forth in the Agreement no longer correct in all material respects, or (c) which arises after the date hereof and which would have been required to be included in the Agreement if such information had existed on the date hereof.

                  Each of the representations, warranties and covenants contained in this Article IV and its various subparagraphs are intended for the benefit of the Contributor and may be waived in whole or in part, by the Contributor, but only by an instrument in writing signed by the Contributor. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby, for the period specified in Section 10.10 and no investigation, audit, inspection, review or the like conducted by or on behalf of the Contributor shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Contributor has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Contributor to execute this Agreement and to transfer the Property to the Acquiror.

5.       CONDITIONS AND ADDITIONAL COVENANTS

         5.1. Acquiror's Obligations.

                  The Acquiror's obligations hereunder are subject to the satisfaction of each of the following conditions precedent and the compliance by the Contributor with each of the following covenants, each of which may be waived by the Acquiror, in its sole discretion:

                  (a) Contributor's Deliveries. The Contributor shall have delivered to the Escrow Agent, the Acquiror, or Acquiror's designee, as the case may be, on or before the Closing Date, all of the documents and other information required of Contributor pursuant to Section 6.2.

                  (b) Representations, Warranties and Covenants; Obligations of Contributor; Certificate. All of the Contributor's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if then made, there shall have occurred no material adverse change in the financial condition of the Property since the date hereof, the Contributor shall have performed all of its covenants and other obligations under this Agreement and the Contributor shall have executed and delivered to the Acquiror at Closing a certificate to the foregoing effect.

                  (c) Title Insurance. Good and marketable fee simple title to the Real Property shall be insurable as such by the Title Company at or below its regularly scheduled rates subject only to Permitted Title Exceptions.

                  (d) Survey. The Acquiror shall have obtained a current survey of the Land delineating the boundary lines of the Land, the location of the Improvements, all rights of way and easements thereon and contiguous public roads and otherwise acceptable to the Acquiror. The Survey shall be prepared for the benefit of, and shall be certified to, the Acquiror, the Title Company and any lender or underwriter designated by Acquiror, with a certification reasonably acceptable to Acquiror, the Title Company or such lender or underwriter. Furthermore, the Survey shall be adequate for the Title Company to delete any exception for general survey matters in the Owner's Title Policy.

                  (e) Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in substantially the same condition at Closing as they are at the end of the Study Period, reasonable wear and tear excepted. Prior to Closing, the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property shall not be diminished. Between the end of the Study Period and Closing, the Contributor or its agent(s) shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Acquiror.

                  (f) Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property. Between the date hereof and the date of Closing, the Contributor or its agent(s) shall have received no notice of any extraordinary increase or proposed increase in the rates charged for the Utilities from the rates in effect as of the date hereof.

                  (g) Land Use. The current use and occupancy of the for hotel purposes are permitted as a matter of right as a principal use under all laws applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent.

                  (h) Hotel Franchise. Lessee and the Franchisor shall have entered into, at no cost or expense to the Acquiror or its

Affiliates, the Franchise Agreement with respect to the Hotel for a minimum term of twenty (20) years, to be effective on the Closing Date.

                  (i) Management Agreement. Lessee and Manager shall have entered into, at no cost or expense to the Acquiror or its Affiliates, the Management Agreement with respect to the Property, to be effective on the Closing Date.

                  (j) Percentage Lease Agreement; Lease Master Agreement. The Lessee shall have entered into the Percentage Lease with respect to the Property and the Lease Master Agreement, to be effective on the Closing Date.

                  (k) Redemption and Registration Rights Agreement. The Contributor and its partners shall have entered into the Redemption and Registration Rights Agreement.

                  (l) Franchisor Comfort Letter. The Franchisor shall have executed the Franchisor Comfort Letter.

                  (m) Voting Agreement. Contributor and the beneficial owners of the Common Partnership Units shall have entered into the Voting Agreement.

                  (n) Pay-Off Letters. Contributor shall have caused the Pay-Off Letters to be delivered to Acquiror. [FOR TINTON FALLS - Acquiror shall have assumed Contributor's Obligations under the Mortgage Documents on terms and conditions acceptable to Acquiror].

                  (o) Simultaneous Closing. Except to the extent (i) any of the Other Contribution Agreements have been terminated pursuant to Sections 2.2(b), 2.2(f) or 9.6 therein, (ii) the Closing Date has been extended pursuant to
Section 2.3(b) hereof or (iii) the Closing Date under any Other Contribution Agreements have been extended pursuant to Section 2.3(b) thereof, Contributor shall simultaneously close on the contribution of each of the ten (10) hotel properties owned by the Summerfield Affiliated Partnerships under the Other Contribution Agreements.

         5.2. Contributor's Obligations.

                  The Contributor's obligations hereunder are subject to the satisfaction of each of the following conditions precedent and the compliance by the Acquiror with each of the following covenants, each of which may be waived by the Contributor in its sole discretion:

                  (a) Innkeepers Deliveries. Innkeepers shall have delivered to the Escrow Agent, the Contributor, or Contributor's designee, as the case may be, on or before the date of Closing, all of the documents and other information required of Innkeepers pursuant to Section 6.3.

                  (b) Representations, Warranties and Covenants; Obligations of Innkeepers; Certificate. All of the Innkeepers representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made, there shall have occurred no material adverse change in the financial condition of Innkeepers since the date hereof, Innkeepers shall have performed all of its covenants and other obligations under this Agreement and Innkeepers shall have executed and delivered to the Contributor at Closing a certificate to the foregoing effect.

                  (c) Percentage Lease. Acquiror shall have entered into the Percentage Lease with respect to the Hotel, to be effective on the Closing Date.

                  (d) New Board Member. Rolf E. Ruhfus shall have been appointed to the Board of Trustees of the REIT as a Class I trustee, to be effective on the Closing Date.

                  (e) Redemption and Registration Rights Agreement. Acquiror and REIT shall have entered into the Redemption and Registration Rights Agreement.

                  (f) Simultaneous Closing. Except to the extent (i) any of the Other Contribution Agreements have been terminated pursuant to Sections 2.2(b), 2.2(f) or 9.5 therein, (ii) the Closing Date has been extended pursuant to
Section 2.3(b) hereof or (iii) the Closing Date under any Other Contribution Agreements have been extended pursuant to Section 2.3(b) thereof, Acquiror shall simultaneously close on the acquisition of each of the ten (10) hotel properties owned by the Summerfield Affiliated Partnerships under the Other Contribution Agreements.

                  (g) SEC Filings. REIT shall have timely filed and shall have provided Contributor with all SEC filings made by REIT after March 31, 1997.

6.       CLOSING

         6.1. Closing.

                  Closing shall be held at the Washington, D.C. offices of Hunton & Williams, 1900 K Street, N.W., Washington, D.C., on June 20, 1997 at 10:00 a.m. or such later time as the parties shall mutually agree. Possession of the Property shall be delivered to the Acquiror at Closing, subject only to Permitted Title Exceptions and the Mortgage.

         6.2. Contributor's Deliveries.

                  At Closing, the Contributor shall deliver to Acquiror all of the following instruments, each of which shall have been duly executed by the Contributor, its partners, the Lessee and/or the Franchisor, as applicable, and, where applicable, acknowledged on behalf of such party or parties, and shall be dated as of the date of Closing:

                  (a) The certificate required by Section 5.1(b).

                  (b) The Deed.

                  (c) [Intentionally Deleted].

                  (d) The Bill of Sale [Inventory].

                  (e) The Bill of Sale [Personal].

                  (f) The Lessee Bill of Sale [Personal Property].

                  (g) The Assignment and Assumption Agreements.

                  (h) Any and all other documentation reasonably requested by the Acquiror, and at the expense of the Acquiror, or required hereby.

                  (i) Certificate(s)/Registration of Title for any vehicle owned by the Contributor and used in connection with the Property.

                  (j) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy.

                  (k) The FIRPTA Certificate.

                  (l) True, correct and complete copies of all warranties, if any, of contractors, builders, roofers, architects, manufacturers, suppliers and installers possessed by the Contributor and relating to the Improvements and the Personal Property, or any part thereof.

                  (m) Certified copies of the Contributor's Organizational Documents.

                  (n) Appropriate consents of the partners of the Contributor together with all other necessary approvals and consents of the Contributor, authorizing the execution on behalf of the Contributor of this Agreement and the documents to be executed and delivered by the Contributor prior to, at or otherwise in connection with Closing, and the performance by the Contributor of its obligations hereunder and under such documents.

                  (o) A legal opinion from Foulston & Siefken, the Contributor's counsel in a form satisfactory to Acquiror's counsel stating that this Agreement and each agreement referred to in this Agreement which Contributor shall execute and deliver in connection with the transaction contemplated by this Agreement,(i) has been duly authorized by all necessary action on the part of the Contributor and is partners, (ii) has been duly executed and delivered by the Contributor, (iii) constitutes the valid and binding agreement of the Contributor, and (iv) is enforceable in accordance with its terms.

                  (p) A valid, final and unconditional certificate of occupancy for the Improvements, issued by the appropriate governmental authority.

                  (q) A written instrument executed by the Contributor, conveying and transferring to the Acquiror all of the Contributor's right, title and interest in any telephone numbers and facsimile numbers relating to the Property, and, if the Contributor maintains a post office box, conveying to the Acquiror all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

                  (r) Written notice executed by Contributor notifying all interested parties that the Property has been conveyed to the Acquiror.

                  (s) All current real estate and personal property tax bills in the Contributor's possession or under its control.

                  (t) The Percentage Lease and the Lease Master Agreement.

                  (u) A counterpart signature page to Acquiror's Partnership Agreement.

                  (v) The Voting Agreement.

                  (w) The Franchisor Comfort Letter.

                  (x) Any other document or instrument reasonably requested by the Acquiror.

         6.3. Acquiror's Deliveries.

                  At Closing, the Acquiror shall pay or deliver to the Contributor the following, each of which, if an instrument, shall have been duly executed and, where applicable, acknowledged on behalf of the Acquiror and shall be dated as of the date of Closing:

                  (a) The Certificate required by Section 5.2(b).

                  (b) The Contribution Consideration.

                  (c) The Assignment and Assumption Agreements.

                  (d) The certificates reflecting Contributor's ownership of the Common Partnership Units described in Section 2.5.

                  (e) A legal opinion from Hunton & Williams in a form satisfactory to Contributor's counsel stating that:

                           (i)      this Agreement, and each agreement referred
to in this Agreement which Acquiror and REIT shall execute and deliver in connection with the transaction contemplated by this Agreement, have been duly authorized by all necessary action on the part of Acquiror and REIT, have been duly executed and delivered by Acquiror and REIT, constitute the valid and binding agreements of Acquiror and REIT and are enforceable in accordance with their respective terms;

                           (ii)     that the Acquiror's Partnership Agreement
has been duly adopted and is in full force and effect;

                           (iii)    the Common Partnership Units are duly
authorized, and will be validly issued and outstanding when delivered in accordance with this Agreement; and

                           (iv)     the appointment of Rolf E. Ruhfus to the
Board of Trustees of Innkeepers is effective.

                  (f) The opinion of Hunton & Williams in the form of Item 7 of the Master Addendum.

                  (g) The Percentage Lease and the Lease Master Agreement.

                  (h) Any other document or instrument reasonably requested by the Contributor.

         6.4. Closing Costs.

                  Acquiror agrees to pay certain costs incurred in preparation for Closing:

                  (a) The Acquiror shall pay for all transactional costs associated with this transaction, of any kind or nature, including all filing fees, recording fees, survey costs, title insurance fees, inspection fees, environmental review fees, transfer taxes, sales taxes, mortgage taxes, escrow fees and closing costs. The foregoing shall not include Contributor's (i) legal fees and expenses, or (ii) subject to subsection (b) below, accounting fees and expenses, or (iii) costs, fees and expenses incurred in connection with obtaining (A) environmental reviews or updates other than the update to Phase I Environmental Site Assessment and/or Phase I Environmental Site Assessment prepared by SCS Engineers in March 1997 and delivered to

Acquiror, (B) title commitments and searches, (C) surveys other than updates and/or re-certifications to Acquiror that are required by Acquiror and are delivered on or before Closing, (D) appraisals, (E) Smith Travel information other than information requested by Acquiror, or (F) other third-party reports or data obtained by Contributor other than such reports or data obtained by Contributor after receiving Acquiror's written request therefor.

                  (b) Acquiror will pay all costs associated with obtaining an audit report required by Acquiror on the financial statements of Contributor.

         6.5. Income and Expense Allocations.

                  All income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with GAAP, shall be allocated between the Contributor and the Acquiror. The Contributor shall be entitled to all income and responsible for all expenses accrued for the period up to but not including the date of closing, and the Acquiror shall be entitled to all income and responsible for all expenses for the period of time from, after and including the date of Closing. Only adjustments for real estate taxes shall be shown on the settlement statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Acquiror pursuant to
Section 2.4. All other such adjustments shall be made by separate agreement between the parties and shall be payable by check or wire directly between the parties.

                  The Contributor shall be required to pay all sales and use taxes and similar impositions, including interest and penalties, relating to the conduct of business at the Property currently through the date of Closing, but excluding those arising from the Contribution.

                  Acquiror shall not be obligated to collect any accounts receivable or revenues for Contributor, but if Acquiror collects same, such amounts will be promptly remitted to Contributor in the form received.

                  If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills or tax bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Contributor or the Acquiror with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due.

                  Acquiror is assuming, pursuant to Section 2.4(b)(i), accrued but unpaid interest on the Mortgage Note; such amount shall not be pro-rated for income or expense purposes.

7.       POST CLOSING COVENANTS

         7.1. Taxable Sale of Real Property.

                  The Acquiror agrees that, as long as any of (i) the Contributor, (ii) a partner of the Contributor or (iii) a Permitted Transferree holds any of the Common Partnerhip Units issued to the Contributor on the Closing Date for a period of five (5) years after the First Closing, the Acquiror will not dispose of the Real Property in a transaction that would result in the allocation of taxable income or gain by the Acquiror to any of such persons under Section 704(c) of the Code. "Permitted Transferees" are those persons who received from the Contributor or a partner thereof, and at the relevant time retain, a carryover tax basis, in whole or in part, in Common Partnership Units. The Acquiror further agrees that, if the Contributor, the Summerfield Affiliated Partnerships, or any of their partners (or their Permitted Transferees) hold at least 40% of the Common Partnership Units issued to any of the Summerfield Affiliated Partnerships, during the period beginning five (5) years after the First Closing and ending seven (7) years after the First Closing, the Acquiror will not dispose of the Real Property in a transaction that would result in the allocation of taxable income or gain by the Acquiror to the Contributor or its partners (or their Permitted Transferees) under Section 704(c) of the Code. If the Acquiror disposes of the Real Property in violation of the foregoing covenant, and notwithstanding such prohibition, then in such event the Acquiror shall pay to the Contributor, Contributor's partners, or their Permitted Transferees the amount of federal and state taxes (together with any interest and penalties thereon) of the Contributor, its partners or Permitted Transferees attributable to such Code Section 704(c) allocation.

         7.2. [Intentionally Omitted]

         7.3. [Intentionally Omitted]

         7.4. Tax Elections.

                  Acquiror shall make an election under section 704(c) of the Code to allocate the tax items arising from the ownership of the Property, including the items of depreciation, amortization, and gain or loss under the "traditional method" as provided in Treasury Regulations Section 1.704-3(b).

         7.5. Re-election of Board Member.

                  The Board of Trustees of REIT shall re-nominate Rolf E. Ruhfus to the Board of Trustees of the REIT and support his election by shareholders
(i) as long as he continues to own directly or indirectly, (a) 25% of the Common Partnership Units attributable to his ownership interest in the Contributor and the Summerfield Affiliated Partnerships and/or an equivalent number of REIT Shares, (ii) in the absence of acts or failures to act (other than, without more, participation by Rolf E. Ruhfus and his affiliates in the hotel business) by Rolf E. Ruhfus which the Board unanimously decides are detrimental to the REIT and as a result of which the Board makes a unanimous good faith determination that it cannot so nominate him or (iii) unless he is otherwise legally disqualified from serving as a trustee.

         7.6. Timely Filing of SEC Filings.

                  REIT will maintain its qualification to use registration statements of the type(s)required to satisfy its obligations under the Redemption and Registration Rights Agreement.

         7.7. Book Capital Accounts.

                  The initial book capital account of Contributor to be reflected on the partnership books and records of Acquiror shall be the face amount of the Common Partnership Units.

         7.8. Release of Mortgage Note.

                  The Acquiror shall indemnify and hold harmless Contributor from all liability under the Mortgage Note.

         7.9. Common Partnership Units.

                  Except for Units transferred to the Lessee [FOR TINTON FALLS, EL SEGUNDO, ADDISON AND ATLANTA PERIMETER - AND EXCEPT FOR THE MANAGEMENT FEE UNITS], the Contributor shall not distribute or transfer the Common Partnership Units for at least twelve (12) months and thereafter only in accordance with the terms of this Agreement or the Acquiror's Partnership Agreement.

         7.10. Contributor's Financing.

                  Except for the pledge of Common Partnership Units contemplated by the Lease, each of the Summerfield Affiliated Partnerships (including Contributor) (or the partners thereof, to the extent distributed to them) shall be entitled to pledge the Common Partnership Units received under this Agreement and the Other Contribution Agreements provided that the following conditions are satisfied: (i) the principal amount of loan secured by the pledged Common Partnership Units shall not be more than 40% of the value of such pledged Common Partnership Units, assuming that each pledged Common Partnership Unit has a value equal to the average closing price of REIT Shares on the New York Stock Exchange for the ten (10) trading days preceding the date of funding of the loan with respect to which the Common Partnership Units are pledged, (ii) a mechanism, acceptable to both the Summerfield Affiliated Partnerships (including Contributor) (or the partners thereof, as the case may be) and the Acquiror, shall be established that ensures that all distributions on the pledged Partnership Units are applied first to make payments of accrued interest and principal on the loan, (iii) the pledgor of the Common Partnership Units pledged to secure the loan shall not transfer or redeem such units while the loan remains outstanding, (iv) the pledgors will obtain such loans only from bank lending offices located in the U.S., (v) the pledgors will use their best efforts to minimize the number of lenders to which Common Partnership Units are pledged, and (vi) each pledgor will promptly pay or reimburse Acquiror or its Affiliates for the out-of-pocket costs and expenses incurred by Acquiror or its Affiliates in connection with the pledgor's loan(s). Acquiror will endeavor in good faith to facilitate pledges complying with the foregoing, but the Acquiror may refuse to execute and deliver agreements or instruments or do acts or things required by a lender which in, the exercise of Acquiror's reasonable discretion, subject Acquiror to undue burden or obligations. Acquiror and its Affiliates, including the REIT, shall have no liability to any person or entity for any failure or refusal of a lender to extend any loan.

         7.11. Liquor License.

                  If applicable law requires that the owner of the Hotel be the licensee under the required liquor license for the Hotel, the Contributor shall use all reasonable efforts to cause to be transferred to the Acquiror or its designee, such liquor licenses and alcoholic beverages licenses. To that end, the Contributor and the Acquiror shall cooperate each with the other, and each shall execute such transfer forms, license applications and other documents as may be necessary to effect such transfer. If permitted under the laws of the jurisdiction in which the Facility is located, the parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor and alcoholic beverage authorities prior to Closing, to the end that the transfer shall take effect, if possible, on the date of Closing, simultaneously with Closing. If not so permitted, then the Contributor and the Acquiror agree each with the other that they will promptly execute all transfer forms, applications and other documents required by the liquor authorities in order to effect such transfer at the earliest date in time possible consistent with the laws of the jurisdiction in which the Property is located, in order that all liquor licenses may be transferred to the Acquiror or its designee at the earliest possible time. If under the laws of the jurisdiction in which the Property is located, such licenses cannot be transferred or obtained until after the Closing of the transaction contemplated hereby, then the Contributor covenants and agrees that the Contributor shall cooperate with the Acquiror in continuing and maintaining the regular liquor and alcoholic beverage service at the Hotel between the date of Closing and the time when such liquor license transfer actually become effective (to the extent permitted under applicable laws and for up to 180 days following the Closing), by exercising management and supervision of such facilities and service until such time under the existing licenses; provided, however, that in such event (i) the Acquiror shall indemnify and hold the Contributor harmless from any liability, damages or claims encountered in connection with such operations during said period of time, except for the

Contributor's gross negligence or willful misconduct, and (ii) if Acquiror is required to obtain a liquor policy with respect to the Hotel, the Contributor shall be named as an additional insured under the Acquiror's liquor liability policy to the extent permitted under applicable insurance regulations.

8.       CONDEMNATION; RISK OF LOSS

         8.1. Condemnation.

                  In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Contributor shall give written notice thereof to the Acquiror promptly after the Contributor learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Acquiror shall have the right to terminate this Agreement pursuant to Section 9.5. If the Acquiror elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to the Acquiror at Closing.

         8.2. Risk of Loss.

                  The risk of any loss or damage to the Property prior to the Closing shall remain upon the Contributor. If any such loss or damage occurs prior to Closing, the Acquiror shall have the right to terminate this Agreement pursuant to Section 9.5. If the Acquiror elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to the Acquiror at Closing.

9.       LIABILITY OF ACQUIROR; INDEMNIFICATION; TERMINATION RIGHTS

         9.1. Liability of Acquiror.

                  Except for any obligation expressly assumed or agreed to be assumed by the Acquiror hereunder, the Acquiror does not assume any obligation of the Contributor or any liability for claims arising out of any occurrence prior to Closing.

         9.2. Indemnification by Contributor.

                  Subject to the provisions of Section 10.10, the Contributor hereby indemnifies and holds the Acquiror harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), net of any insurance proceeds, income tax benefits, or other benefits or recoveries, that may at any time be incurred by the Acquiror, whether before or after Closing, as a result of any breach by the Contributor of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Contributor pursuant hereto to the extent claims of the Acquiror arising under such breaches exceed in the aggregate $500,000. The liability of Contributor under this Agreement shall be limited to the sum of the cash and the value of Common Partnership Units received by Contributor under this Agreement. For purposes of this paragraph, the Common Partnership Units shall be deemed to have a fair market value equal to $15. Indemnification obligations of Contributor under this
Article IX may be satisfied by payment in Common Partnership Units received under this Agreement(or REIT Shares for which such Common Partnership Units are redeemed), which will be deemed to have the same value on the payment date as the value of the Common Partnership Units on the Closing Date. Indemnification obligations exceeding the value of any Common Partnership Units (or REIT Shares) delivered to satisfy indemnification obligations pursuant to the immediately preceding sentence shall be satisfied in cash.

         9.3. General Indemnification by Acquiror.

                  Subject to the provisions of Section 10.10 and the more specific provisions of Section 9.4 below with respect to certain tax matters, the Acquiror hereby indemnifies and holds the Contributor harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), net of any insurance proceeds, income tax benefits, or other benefits or recoveries, that may at any time be incurred by the Contributor, whether before or after Closing, as a result of any breach by the Acquiror of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Acquiror pursuant hereto, other than the representation set forth in Section 4.22 hereof regarding the tax consequences of the transaction, the liabilities agreed to be assumed by the Acquiror and post closing covenants of Acquiror pursuant to

Article VII, to the extent claims of the Contributor arising under such breaches exceed in the aggregate $500,000.

         9.4. Tax Indemnification by Acquiror.

                  (a) Subject to Section 10.10 (b)(ii), the Acquiror hereby agrees to indemnify and hold the partners of the Contributor (each, an "Indemnitee," and in the aggregate, the "Indemnitees") harmless from and against any and all claims (each, an "Indemnifiable Claim") and the costs, penalties, interest, liabilities and expenses (including reasonable attorneys' fees) relating thereto, net of any other benefits or recoveries, that may be asserted against or incurred by any Indemnitee as a result of any breach by the Acquiror of the representation set forth in Section 4.22 regarding the tax consequences of the transaction to the Contributor and the Indemnitees, to the extent that claims of (1) the Indemnitees arising under this Section 9.4 and (2) one or more other Summerfield Affiliated Partnerships and/or their partners arising under
Section 9.4 of one or more of the Other Contribution Agreements exceed in the aggregate $500,000; provided, however, that a Final Determination (as defined below) pursuant to which the federal income tax liability of an Indemnitee was increased has occurred with respect to such Indemnifiable Claim or Claims; and provided, further, that the Acquiror shall not indemnify any Indemnitee with respect to the amount of any federal income tax liability that such Indemnitee would have incurred irrespective of any breach of the representation set forth in Section 4.22.

                  For purposes of this Section, the term "Final Determination" means (i) a final decision, judgment, decree or other order by any court of competent jurisdiction, (ii) any settlement agreement entered into in connection with any administrative or judicial proceeding, including, but not limited to, a closing agreement entered into under Section 7121 of the Code, or an IRS Form 870-AD, or (iii) notice from the Acquiror to the Contributor that any proposed adjustment or disallowance by the IRS will not be contested or protested.

                  (b) Audit Notice. The Contributor shall notify the Acquiror within thirty (30) days after it receives notice thereof if the IRS (i) proposes to audit the 1997 tax return of the Contributor or any Indemnitee or (ii) proposes any adjustments to a tax return of the Contributor or any Indemnitee.

                  (c) Control of Proceedings. In the case of any audit or administrative or judicial proceeding involving an issue which would, upon a Final Determination, result in an indemnification obligation of the Acquiror under Section 9.4(a), the Acquiror or its Affiliate shall have the right to control such audit or proceeding at the Acquiror's (or its Affiliate's) cost. If the Acquiror opts to control any such audit or proceeding, the Acquiror shall notify the relevant Indemnitee or Indemnitees (each, an "Interested Party") promptly and periodically as to the status and material developments of such audit or proceeding, provide the Interested Parties with copies of all reports, notices and correspondence relating to such matters, and convey to the IRS all procedural requests made by the Interested Parties, unless any such request relates to the issue of the tax consequences of the transaction contemplated by this Agreement and is reasonably objectionable to the Acquiror's tax counsel. The Acquiror shall not enter into a settlement agreement relating to any issue not related to the tax consequences of the transaction contemplated by this Agreement which results in the imposition of any additional tax, interest or penalties on the Interested Parties unless (i) Acquiror obtains the consent of the Interested Parties or (ii) Acquiror pays the cost of such Settlement (including any future years' taxes resulting from such change). Each Interested Party and its counsel shall have the right, at its sole cost and expense, to be present at in all meetings with the IRS relating to any audit or proceeding described in this Section 9.4(c). Notwithstanding the foregoing, nothing in this
Section 9.4(c) shall require the Acquiror to defend any audit of or proceeding against the Contributor or any Partner.

                  (d) Costs. If any audit or proceeding described in Section 9.4(c) results in a Final Determination which is favorable to the Interested Party or Parties, the Contributor, or to the extent the Contributor has distributed the Common Partnership Units to the Interested Parties, the Interested Parties, shall reimburse the Acquiror for the reasonable costs and expenses (including reasonable legal and accounting fees but excluding any taxes, interest or penalties paid by the Acquiror) the Acquiror incurred in connection with the audit or proceeding on behalf of the Interested Parties.

         9.5. Termination by Acquiror.

                  (a) After the Study Period, if any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Acquiror to terminate this Agreement and its obligations hereunder, and the Contributor fails to cure any such matter within ten (10) business days after notice thereof from the Acquiror, the Acquiror, at its option, may elect either (a) to terminate this Agreement, in which event (i) Contributor shall immediately pay to Acquiror, in cash, "Acquiror's Break-Up Fee" (as defined in Subsection (b) below) and, (ii) upon receipt of the Acquiror's Break-Up Fee, and subject to the two immediately subsequent sentences,(A) such fee shall be deemed full and complete liquidated damages, (B) such fee shall be deemed Acquiror's complete remedy and (C) all other rights and obligations of the Contributor and the Acquiror hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing. If the Acquiror terminates this Agreement as a consequence of a knowing or willful misrepresentation or breach of a warranty or covenant by the Contributor or a willful failure by the Contributor to perform its obligations hereunder, then notwithstanding the receipt by Acquiror of the Acquiror's Break-Up Fee the Acquiror shall retain all remedies accruing as a result thereof. If the Acquiror terminates this Agreement and is entitled to the Acquiror's Break-Up Fee, then, without limiting Acquiror's rights to receive such fee, Acquiror shall retain all remedies accruing as a result of the termination until such fee has been received by Acquiror. Notwithstanding any termination hereof, the parties shall nevertheless remain liable for breaches of the representations and warranties set forth in Sections 3.20 and 4.13.

                  (b) The "Acquiror's Break-Up Fee" shall mean, without duplication,(i) if Contributor has executed a definitive agreement to transfer the Hotel to a party other than Acquiror (or an Affiliate of Acquiror), or executes such an agreement on or before the date which is six (6) months after the termination hereof, a cash fee in an amount equal to 3% of the Contribution Consideration,(ii) if Acquiror terminates this Agreement under Sections 2.2(c) or 2.2(f), or after a failure to satisfy the conditions set forth in Sections 5.1(c), 5.1(d) or 5.1(f), or under Sections 8.1 or 8.2, a cash fee equal to "Acquiror's Out-of-Pocket Costs" (as defined in Subsection (c) below) plus 10% of Acquiror's Out-of-Pocket Costs, (iii) if Acquiror terminates this Agreement after a failure to satisfy the condition set forth in Section 5.1(o)(i) and Acquiror would be entitled to receive an


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
"Acquiror's Break-Up Fee" payment pursuant to an Other Contribution Agreement, Acquiror shall be entitled to an analogous Acquiror's Break-Up Fee payment under this Contribution Agreement, or, (iv) in all other cases, a cash fee in an amount equal to 1% of the Contribution Consideration. If Acquiror terminates this Agreement because of a casualty or condemnation of the Property, this Agreement shall be deemed to have been terminated under Section 8.2 hereof. Acquiror's pursuit or collection of the amount described under (iv) above shall not preclude its pursuit or collection of the amount described under (i) above, but any amount collected by Acquiror under (iv) above shall be credited to the amount, if any, owed by Contributor to Acquiror under (i) above.

                  (c) "Acquiror's Out-of-Pocket Costs" shall mean, (1) when less than all of the transactions contemplated under this Agreement and the Other Contribution Agreements are terminated under Section 9.5 hereof and thereof, the actual costs and expenses paid or payable by Acquiror to third parties specifically in connection with investigating and closing the contribution of the Property and, (2) when all of the transactions contemplated by this Agreement and the Other Contribution Agreements are terminated under Section 9.5 hereof and thereof, the actual costs and expenses paid or payable by Acquiror to third parties specifically in connection with such transactions, which shall include but not be limited to the costs and expenses incurred by Acquiror in negotiating and drafting this Agreement and the agreements, instruments and documents contemplated hereby, investigating and closing the contribution of the Property and obtaining the financing thereof.

         9.6. Termination by Contributor.

                  (a) If, prior to Closing, the Acquiror defaults in performing any of its obligations under this Agreement (including its obligation to acquire the Property), and the Acquiror fails to cure any such default within ten (10) business days after notice thereof from the Contributor, then the Contributor's sole remedy for such default shall be to terminate this Agreement and receive the "Contributor's Break-Up Fee" (as defined in Subsection (b) below). If the Contributor terminates this Agreement and is entitled to the Contributor's Break-Up Fee, then, without limiting Contributor's rights to receive such fee, Contributor shall retain all remedies accruing as a result of the termination until such fee has been received by the Contributor.

The Contributor and the Acquiror agree that, in the event of such a default, the damages that the Contributor would sustain as a result thereof would be difficult if not impossible to ascertain. Therefore, the Contributor and the Acquiror agree that the Contributor shall receive the Contributor's Break-Up Fee as full and complete liquidated damages and as the Contributor's sole remedy.

                  (b) The "Contributor's Break-Up Fee" shall mean, without duplication, (i) if Contributor terminates this Agreement under Section 2.2(g), a cash fee equal to "Contributor's Out-of-Pocket Costs" (as defined in Subsection (c) below) plus 10% of Contributor's Out-of-Pocket Costs or, (ii) in all other cases, a cash fee equal to 1% of the Contribution Consideration.

                  (c) "Contributor's Out-of-Pocket Costs" shall mean, (1) when less than all of the transactions contemplated under this Agreement and the Other Contribution Agreements are terminated under Section 9.6 hereof and thereof, the actual costs and expenses paid or payable by Contributor to third parties specifically in connection with closing the contribution of the Property and, (2) when all of the transactions contemplated by this Agreement and the Other Contribution Agreements are terminated under Section 9.5 hereof and thereof, the actual costs and expenses paid or payable by Acquiror to third parties specifically in connection with such transactions.

10.      MISCELLANEOUS PROVISIONS

         10.1. Completeness; Modification.

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

         10.2. Assignments; Taking Title.

                  The Acquiror may assign any or all of its rights and obligations hereunder to an Affiliate in which Acquiror owns at least 95% of the interests, without the consent of Contributor. The Acquiror may assign its rights and obligations with respect to items of Tangible Personal Property to be selected by Acquiror


                                       59
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to the Lessee without the consent of Contributor. The Acquiror shall remain liable with respect to such obligations notwithstanding any such assignment. The Acquiror may also designate such an Affiliate to take title to the Property, without the consent of the Contributor. Except as provided in this Section 10.2, the Acquiror may not assign its rights or obligations hereunder without the prior written consent of the Contributor. The Contributor may not assign its rights or obligations hereunder without the prior written consent of the Acquiror.

         10.3. Successors and Assigns.

                  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.4. Days.

                  If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         10.5. Governing Law.

                  This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Kansas, except those provisions relating to the Real Property, which shall be governed by the laws of the state where the Real Property is located, and except the Acquiror's Partnership Agreement, which shall be governed by the laws of Virginia.

         10.6. Counterparts.

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties


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hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         10.7. Severability.

                  If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.8. Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

                  If to the Contributor:    c/o SUMMERFIELD HOTEL CORPORATION
                                    8100 E. 22nd Street
                                    Building 500
                                    Wichita, KS 67226
                                    Attn: John R. Morse, Esq.
                                    Fax: 316/681-5157

         with a copy to:            Foulston & Siefkin, L.L.P.
                                    700 Fourth Financial Center
                                    100 N. Broadway
                                    Wichita, KS 67202
                                    Attn: Harvey R. Sorensen, Esq.
                                    Fax: 316/267-6345




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
                  If to the Acquiror:        INNKEEPERS USA LIMITED PARTNERSHIP
                                    306 Royal Poinciana Way
                                    Palm Beach, FL 33480
                                    Attn: Mr. Jeffrey H. Fisher
                                    Fax: 407/835-0457

         with a copy to:            Hunton & Williams
                                    1900 K Street
                                    Suite 1200
                                    Washington, DC 20006
                                    Attn: John M. Ratino, Esq.
                                    Fax: 202/778-2201

                  or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

         10.9. Incorporation by Reference.

                  All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

         10.10. Survival.

                  (a) The representations, warranties, and covenants of Contributor contained in this Agreement shall survive the Closing only to the limited extent provided herein:

                           (i)      Representations, warranties, and covenants
as to the title to the Real Property shall be merged with the Deed and shall not survive delivery of the Deed.

                           (ii)     All other representations, warranties, and
covenants shall survive until twelve (12) months after the Closing Date.

                           (iii)    All post-closing covenants shall survive
until they expire by their respective terms.

                           (iv)     Any pre-condition to Closing shall be deemed
satisfied and waived if Closing occurs unless the parties otherwise agree in writing.


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
                  (b) The representations, warranties, and covenants of Acquiror contained in this Agreement shall survive the Closing only to the limited extent provided herein:

                           (i)      All representations, warranties, and
covenants contained in this Agreement, except those related to the tax consequences of the transaction to Contributor and its partners, shall survive until twelve (12) months after the Closing Date.

                           (ii)     The representations, warranties, and
covenants related to the tax consequences of the transaction to Contributor and its partners shall survive the Closing and continue until all applicable statutes of limitation for state and federal income taxes (including extensions and waivers thereof) have lapsed.

                           (iii)    All post-Closing covenants shall survive
until they expire by their respective terms.

                           (iv)     Any pre-condition to Closing shall be deemed
satisfied and waived if Closing occurs unless the parties otherwise agree in writing.

                  (c) Nothing herein is intended to modify or limit the obligations of Innkeepers under the Securities Act.

         10.11. Further Assurances.

                  The Contributor and the Acquiror each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         10.12. Time of Essence.

                  Time is of the essence with respect to every provision hereof.


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         10.13. Confidentiality.

                  Except as set forth in the subsequent sentence, the Contributor, the Acquiror, and their representatives, including any brokers or other professionals representing the Contributor or the Acquiror, shall keep the existence and terms of this Agreement strictly confidential. The Acquiror may, consistent with its obligations under applicable securities laws and New York Stock Exchange rules, as well as good marketing and public relations practices, issue press releases relating to this Agreement and the transactions contemplated hereby, and information relating to this Agreement, the Property and the transactions contemplated hereby may be included in the REIT's registration statements and periodic reports filed with the SEC as well as packages distributed to the Company's underwriters and securities analysts. Prior to Closing, Acquiror shall present to Contributor, for Contributor's approval, written press releases and announcements proposed for release by Acquiror or its Affiliates with respect to the transactions contemplated by this Agreement. Contributor shall comment on such proposals within 48 hours of such presentation. Acquiror agrees to consider Contributor's comments but is not obligated to reflect the comments in the press releases and announcements, and Contributor shall not unreasonably withhold its approval of such releases. Contributor's failure to respond within the 48 hour period shall be deemed approval of the proposed press release or announcement.

         IN WITNESS WHEREOF, the Contributor and the Acquiror have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

                    [Signatures Continued on Following Page]






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
                                    CONTRIBUTOR:

                                             ----------------------------------,
                                    L.P.,
                                    a Kansas limited partnership

                                    By: [Summerfield Suites
                                                           ---------------------
                                        Corporation, a Delaware
                                        Corporation, its general partner

                                             By:
                                             Its:

                                    ACQUIROR:

                                             INNKEEPERS USA LIMITED
                                    PARTNERSHIP, a Virginia limited partnership

                                    By: Innkeepers Financial Corporation, a
                                        Virginia Corporation, its sole
                                        general partner

                                        By:
                                           -------------------------------------
                                        Name: Jeffrey H. Fisher
                                        Title: President

                                    REIT:

                                             INNKEEPERS USA TRUST,
                                    a Maryland Real Estate Investment Trust

                                    By:
                                       -----------------------------------------
                                    Name: Jeffrey H. Fisher
                                    Title: Chairman of the Board and President




                                       65